UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2022 (June 13, 2022)

Infinite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41087	98-1593937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue, 15th Floor New York, New York	10151
(Address of principal executive offices)	(Zip Code)

(212) 644-4200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	NFNT.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	NFNT	New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	NFNT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2022, James Rosenstock notified the board of directors (the “Board”) of Infinite Acquisition Corp. (the “Company”) of his resignation as Chief Financial Officer of the Company. The resignation will be effective on August 15, 2022 and Mr. Rosenstock will become a Special Advisor to the Company after his resignation. Mr. Rosenstock’s resignation was not the result of any disagreements with the Board or management of the Company and he is resigning to pursue other professional opportunities. The Company will conduct a search for a new Chief Financial Officer and expects to announce Mr. Rosenstock’s successor prior to August 15, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2022

INFINITE ACQUISITION CORP.

By:	/s/ Rich Kleiman
Name:	Rich Kleiman
Title:	Co-Chief Executive Officer